Exhibit 10.21C
JAZZ PHARMACEUTICALS PLC
AMENDED AND RESTATED
2007 EMPLOYEE STOCK PURCHASE PLAN

1.GENERAL.
(a)The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase Ordinary Shares. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company, its Related Corporations and Affiliates.
(c)This Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not qualify as an Employee Stock Purchase Plan; such Purchase Rights shall be granted pursuant to any rules, procedures, agreements, appendices, or sub-plans adopted by the Board for such purpose. Except as otherwise provided herein or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.ADMINISTRATION.
(a)The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine how and when Purchase Rights to purchase Ordinary Shares shall be granted and the provisions of each Offering comprised of such Purchase Rights (which need not be identical).
(ii)To designate from time to time which Related Corporations shall be eligible to participate in the 423 Component as Designated Related Corporations and which Related Corporations or Affiliates shall be eligible to participate in the Non-423 Component as Designated Companies; provided, however, that at any given time, a Related Corporation that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Purchase Rights fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights granted under it.

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Exhibit 10.21C
(v)To suspend or terminate the Plan at any time as provided in Section 13.
(vi)To amend the Plan at any time as provided in Section 13.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company, its Related Corporations and Affiliates and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan.
(viii)To adopt such rules, procedures, agreements, appendices, or sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of the foregoing, the Board specifically is authorized to adopt rules, procedures, agreements, appendices, or sub-plans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate in the Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.
(ix)To make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by applicable law, the Board or Committee may, from time to time, delegate some or all of its authority under to the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of delegation. The Board may retain the authority to concurrently administer the Plan with the Committee (or other applicable delegate) and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee or other delegate, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.
3.ORDINARY SHARES SUBJECT TO THE PLAN.
(a)Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of Ordinary Shares that may be sold pursuant to Purchase Rights shall not exceed in the aggregate one million two thousand one hundred twenty five (1,002,125) Ordinary Shares. In addition, the number of Ordinary Shares available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2013 and ending on (and including) January 1, 2022, in an amount equal to the lesser of (i) one and one-half percent (1.5%) of the total number of Ordinary Shares outstanding on December 31st of the preceding calendar year or (ii) one million (1,000,000) Ordinary Shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall

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Exhibit 10.21C
be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of Ordinary Shares than would otherwise occur pursuant to the preceding sentence.
(b)If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Ordinary Shares not purchased under such Purchase Right shall again become available for issuance under the Plan.
(c)The shares purchasable under the Plan shall be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company or any Affiliate on the open market or otherwise
(d)For avoidance of doubt, up to the maximum number of Ordinary Shares reserved under Section 3(a) may be used to satisfy purchases of Ordinary Shares under the 423 Component and any remaining portion of such maximum number of Ordinary Shares may be used to satisfy purchases of Shares under the Non-423 Component.

4.GRANT OF PURCHASE RIGHTS; OFFERING.
(a)The Board may from time to time grant or provide for the grant of Purchase Rights to purchase Ordinary Shares under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, and with respect to the 423 Component shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive relevant to the Offering as either a 423 Component Offering or a Non-423 Component Offering.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.
(c)The Board shall have the discretion to structure an Offering so that if the Fair Market Value of an Ordinary Share on any Purchase Date within that Offering is less than or equal to the Fair Market Value of an Ordinary Share on the Offering Date for that Offering, then
(i) that Offering shall terminate immediately following the purchase of Ordinary Shares on such Purchase Date, and (ii) Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day following such Purchase Date.
5.ELIGIBILITY.
(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation or, in the case of the Non-423 Component, an Affiliate. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such

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Exhibit 10.21C
Employee has been in the employ of the Company, Related Corporation or Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation or, in the case of the Non-423 Component, an Affiliate is at least twenty (20) hours per week and at least five (5) months per calendar year or such other criteria as the Board may determine, and with respect to the Section 423 Component, any such determination shall be consistent with Section 423 of the Code. Further, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Non-423 Component or an Offering thereunder if the Committee has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.
(c)No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the share ownership of any Employee, and shares which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as shares owned by such Employee.
(d)As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase shares of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such shares (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

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Exhibit 10.21C
6.PURCHASE RIGHTS; PURCHASE PRICE.
(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of Ordinary Shares purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.
(b)The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of Ordinary Shares shall be carried out in accordance with such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum number of Ordinary Shares that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of Ordinary Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of Ordinary Shares that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of Ordinary Shares issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the Ordinary Shares available shall be made in as nearly a uniform manner as shall be practicable and equitable.
(c)The purchase price of Ordinary Shares acquired pursuant to Purchase Rights shall be not less than the lesser of:
(i)an amount equal to eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares on the Offering Date; or
(ii)an amount equal to eighty-five percent (85%) of the Fair Market Value of the Ordinary Shares on the applicable Purchase Date;

provided, however, that in all cases the purchase price is not less than the nominal value of an Ordinary Share on the applicable Purchase Date.
7.PARTICIPATION; WITHDRAWAL; TERMINATION.
(a)A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent required under applicable law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

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Exhibit 10.21C
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire Ordinary Shares for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.
(c)Unless otherwise required by applicable law, Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire Ordinary Shares for the terminated or otherwise ineligible Employee) under the Offering.
(d)With respect to the 423 Component, unless otherwise determined by the Board, in the event a Participant transfers employment from the Company or a Related Corporation that has been designated as being eligible to participate in the 423 Component to a Related Corporation that has not been designated as being eligible to participate in the 423 Component, such transfer shall not cause such Participant to cease being eligible to participate in the Plan, provided that there is no interruption or termination of such Participant’s employment with the Company or a Related Corporation. Further, unless otherwise determined by the Board, a Participant who transfers employment between the Company or a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers employment from the Company or any Designated Related Corporation participating in the 423 Component to a Designated Affiliate participating in the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the Section 423 Component Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Designated Affiliate participating in the Non-423 Component to the Company or any Designated Related Corporation participating in the 423 Component, such Participant shall remain a Participant in the Non-423 Component until the earlier of (i) the end of the applicable Offering Period under the Non-423 Component in which such transfer occurs, or (ii) the Offering Date of the first Offering in which he or she participates following such transfer.
(e)Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.
(f)Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions, unless otherwise required by applicable law.
8.EXERCISE OF PURCHASE RIGHTS.
(a)On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of Ordinary Shares up to the maximum number of Ordinary Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Ordinary Shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

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Exhibit 10.21C
(b)Except as otherwise determined by the Committee in a manner that complies with Treasury Regulation Section 1.423-2(f)(5), if applicable, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of Ordinary Shares on the Purchase Date and such remaining amount is less than the amount required to purchase one (1) Ordinary Share on the Purchase Date, then such remaining amount shall be distributed in full to such Participant as soon as administratively practicable following the the applicable Purchase Date, without interest (unless otherwise required by applicable law).
(c)No Purchase Rights may be exercised to any extent unless the Ordinary Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the Ordinary Shares are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Ordinary Shares are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the Ordinary Shares are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire Ordinary Shares) shall be distributed to the Participants without interest (unless otherwise required by applicable law).
9.TAXES.
At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Ordinary Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient number of Ordinary Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay the Tax-Related Items required to be withheld with respect to the Ordinary Shares, (c) withholding from proceeds from the sale of Ordinary Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company, or (d) any other method deemed acceptable by the Committee and permitted under applicable law.
10.COVENANTS OF THE COMPANY.
The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Ordinary Shares upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, and at a commercially reasonable cost, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Purchase Rights unless and until such authority is obtained.
11.DESIGNATION OF BENEFICIARY.
(a)Unless otherwise determined by the Company, the Participant may file a written designation of a beneficiary who is to receive any Ordinary Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Ordinary Shares or cash. In addition, a

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Exhibit 10.21C
Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.
(b)The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Ordinary Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Ordinary Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
12.MISCELLANEOUS PROVISIONS.
(a)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.
(b)The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(c)Proceeds from the sale of Ordinary Shares pursuant to Purchase Rights shall constitute general funds of the Company.
(d)A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Ordinary Shares subject to Purchase Rights unless and until the Participant’s Ordinary Shares acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).
(e)If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
13.ADJUSTMENTS UPON CHANGES IN ORDINARY SHARES; CORPORATE TRANSACTIONS.
(a)In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.
(b)In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the shareholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights

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Exhibit 10.21C
for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase Ordinary Shares within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.
14.AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.
(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 13(a) relating to Capitalization Adjustments, shareholder approval shall be required for any amendment of the Plan for which shareholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of Ordinary Shares available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which Ordinary Shares may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent shareholder approval is required by applicable law or listing requirements.
(b)The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Ordinary Shares reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date of the Plan, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

15.	CODE SECTION 409A; TAX QUALIFICATION.
(a)Purchase Rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception thereunder and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 15(b) hereof, Purchase Rights granted to U.S. taxpayers under the Non-423 Component shall be subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Ordinary Shares purchased on exercise of a Purchase Right be delivered within the short-term deferral period. Subject to Section 14(b) hereof, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Board determines that a Purchase Right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the Purchase Right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board with respect thereto.

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Exhibit 10.21C
(b)Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 14(a) hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
15.EFFECTIVE DATE OF PLAN.
The Plan became effective on May 31, 2007.
16.DEFINITIONS.
As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:
(a)“423 Component” means part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that are intended to satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.
(b)“Affiliate” means any entity that, directly or indirectly, is controlled by or controls the Company, as determined by the Board, whether now or hereafter existing.
(c)“Board” means the Board of Directors of the Company.
(d)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Purchase Right after the effective date of the Plan without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including, for the avoidance of doubt, capitalization of profits or reserves, capital distribution, rights issue, the conversion of one class of share to another or reduction of capital or otherwise. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.
(e)“Code” means the United States Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(f)“Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(g)“Company” means Jazz Pharmaceuticals plc, a company formed under the laws of Ireland.
(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(i)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

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Exhibit 10.21C
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.

Notwithstanding the foregoing or any other provision of this Plan, unless the Board determines otherwise, the term Corporate Transaction shall not include the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction (in which case Purchase Rights granted hereunder will be treated as if they were in all respects purchase rights over shares in the holding company but so that (i) the new purchase right shall vest in the same manner as the Purchase Right; (ii) the total market value of the new shares subject to the new purchase right shall, immediately after such reorganization, be equal to the total market value of the Ordinary Shares comprised in the Purchase Right immediately prior to such reorganization; (iii) the new shares shall have the same rights attaching thereto as the Ordinary Shares; and (iv) the new purchase right shall be deemed to have been granted as at the date of grant of the Purchase Right).
(j)“Designated Affiliate” means any Affiliate selected by the Board as eligible to participate in the Non-423 Component.
(k)“Designated Company” means a Designated Affiliate or Designated Related Corporation.
(l)“Designated Related Corporation” means any Related Corporation selected by the Board as eligible to participate in the 423 Component.
(m)“Director” means a member of the Board.
(n)“Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(o)“Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company, a Related Corporation or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan. Consultants, independent contractors or other types of service providers are not “Employees” for purposes of the Plan.

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Exhibit 10.21C
(p)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(q)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(r)“Fair Market Value” means, as of any date, the value of the Ordinary Shares determined as follows:
(i)If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of an Ordinary Share shall be the closing sales price for such Ordinary Share as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.
(ii)In the absence of such markets for the Ordinary Shares, the Fair Market Value shall be determined by the Board in good faith.
(s)“Non-423 Component” means an employee stock purchase plan which is not intended to meet the requirements set forth in Code Section 423 and the regulations thereunder.
(t)“Offering” means the grant of Purchase Rights to purchase Ordinary Shares under the Plan to Eligible Employees. Unless otherwise determined by the Board, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering.
(u)“Offering Date” means a date selected by the Board for an Offering to commence.
(v)“Officer” means a person who is an officer of the Company, an Affiliate or a Related Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(w)“Ordinary Share” or “Ordinary Shares” means the ordinary shares of the Company of nominal value US$0.0001 per share.
(x)“Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.
(y)“Plan” means this Jazz Pharmaceuticals plc 2007 Employee Stock Purchase Plan, including both the 423 and Non-423 Components, as amended from time to time.
(z)“Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of Ordinary Shares shall be carried out in accordance with such Offering.
(aa)“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

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Exhibit 10.21C
(bb)    “Purchase Right” means an option to purchase Ordinary Shares granted pursuant to the Plan.
(cc)    “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.
(dd)    “Securities Act” means the United States Securities Act of 1933, as amended.
(ee)    “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan
(ff)    “Trading Day” means any day on which the exchange(s) or market(s) on which the Ordinary Shares are listed, including the Nasdaq Global Select Market or the Nasdaq Global Market, is open for trading.

Adopted by the Board of Directors of Jazz Pharmaceuticals, Inc. on May 1, 2007.

Approved by the stockholders of Jazz Pharmaceuticals, Inc. on May 9, 2007.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on September 29, 2010.

Amended and restated by the Board of Directors of Jazz Pharmaceuticals, Inc. on October 24, 2011.

Approved by the stockholders of Jazz Pharmaceuticals, Inc. on December 12, 2011.

Adopted by the Board of Directors of Azur Pharma plc on December 21, 2011.

Approved by the shareholders of Azur Pharma plc on January 3, 2012.

Amended and restated by the Compensation Committee of the Board of Directors of Jazz Pharmaceuticals plc on October 26, 2012.

Amended and restated by the Compensation Committee of the Board of Directors of Jazz Pharmaceuticals plc on November 2, 2022.

Amended and restated by the Compensation Committee of the Board of Directors of Jazz Pharmaceuticals plc on November 1, 2023.

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